Erasca Reports Third Quarter 2023 Financial Results and Business Updates

First patient dosed in SEACRAFT-1 Phase 1b trial evaluating naporafenib plus trametinib

Multiple upcoming catalysts across ongoing clinical programs

Strong balance sheet with cash, cash equivalents, and marketable securities of $344 million as of September 30, 2023

SAN DIEGO, November 9, 2023 (GLOBE NEWSWIRE) -- Erasca, Inc. (Nasdaq: ERAS), a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers, today reported financial results for the fiscal quarter ended September 30, 2023, and provided business updates.

“In 2023, we have continued to make exciting progress across our pipeline,” said Jonathan E. Lim, M.D., Erasca’s chairman, CEO, and co-founder. “In August, we dosed the first patient with naporafenib (pan-RAF inhibitor) in combination with trametinib in our SEACRAFT-1 Phase 1b trial in patients with RAS Q61X tissue agnostic solid tumors. We identified promising activity in our HERKULES-3 signal-seeking study of ERAS-007 (ERK inhibitor) in combination with encorafenib and cetuximab (EC) in EC-naïve patients with BRAF-mutated (BRAFm) colorectal cancer (CRC) using a flexible BID-QW dosing regimen, reinforcing ERAS-007’s potential as a backbone of combination therapy. Our robust balance sheet and cash runway into the second half of 2025 position us well to report on multiple near-term readouts from our ongoing clinical programs.”

Research and Development (R&D) Highlights

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Dosed First Patient in SEACRAFT-1 Phase 1b Trial for Naporafenib: In August 2023, Erasca dosed the first patient in the SEACRAFT-1 Phase 1b trial evaluating naporafenib (pan-RAF inhibitor) in combination with trametinib (MEK inhibitor, MEKINIST®) in patients with RAS Q61X tissue agnostic solid tumors.

Key Upcoming Milestones

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SEACRAFT-1: Phase 1b trial for naporafenib (pan-RAF inhibitor) plus trametinib in patients with RAS Q61X tissue agnostic solid tumors
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Initial Phase 1b combination data expected between the second and fourth quarters of 2024
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SEACRAFT-2: Randomized pivotal Phase 3 trial for naporafenib plus trametinib in patients with NRAS-mutated melanoma
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Dosing of the first patient expected in the first half of 2024
•
HERKULES-3: Phase 1b trial for ERAS-007 (ERK inhibitor) plus encorafenib (BRAFTOVI®) + cetuximab (ERBITUX®) (EC) in EC-naïve patients with BRAFm CRC
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Phase 1b combination expansion data in patients with BRAFm CRC expected between the second half of 2023 and the first half of 2024
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FLAGSHP-1: Phase 1b trial for ERAS-601 (SHP2 inhibitor) in patients with advanced solid tumors
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Phase 1b combination expansion data in relevant patient populations, including patients with human papillomavirus (HPV)-negative advanced head and neck squamous cell carcinoma (HNSCC), expected in the first half of 2024

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THUNDERBBOLT-1: Phase 1 trial for ERAS-801 (central nervous system (CNS)-penetrant EGFR inhibitor) in patients with recurrent glioblastoma (GBM)
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Initial Phase 1 monotherapy dose escalation data in patients with recurrent GBM expected in the second half of 2023

Third Quarter 2023 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $343.6 million as of September 30, 2023, compared to $435.6 million as of December 31, 2022. Erasca expects its current cash, cash equivalents, and marketable securities balance to fund operations into the second half of 2025.

Research and Development (R&D) Expenses: R&D expenses were $25.2 million for the quarter ended September 30, 2023, compared to $28.2 million for the quarter ended September 30, 2022. The decrease was primarily driven by decreases in expenses incurred in connection with clinical trials, preclinical studies, discovery activities, and outsourced services and consulting fees, as a result of pipeline prioritization, partially offset by increases in personnel costs, including stock-based compensation expense.

General and Administrative (G&A) Expenses: G&A expenses were $9.4 million for the quarter ended September 30, 2023, compared to $8.8 million for the quarter ended September 30, 2022. The increase was primarily driven by personnel costs, including stock-based compensation expense, partially offset by decreases in legal and accounting fees.

Net Loss: Net loss was $30.4 million, or $(0.20) per basic and diluted share, for the quarter ended September 30, 2023, compared to $35.5 million, or $(0.29) per basic and diluted share, for the quarter ended September 30, 2022.

About Erasca
At Erasca, our name is our mission: To erase cancer. We are a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers. Our company was co-founded by leading pioneers in precision oncology and RAS targeting to create novel therapies and combination regimens designed to comprehensively shut down the RAS/MAPK pathway for the treatment of cancer. We have assembled what we believe to be the deepest RAS/MAPK pathway-focused pipeline in the industry. We believe our team’s capabilities and experience, further guided by our scientific advisory board which includes the world’s leading experts in the RAS/MAPK pathway, uniquely position us to achieve our bold mission of erasing cancer.

Cautionary Note Regarding Forward-Looking Statements
Erasca cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: our ability to execute on the upcoming near-term catalysts for our clinical programs; our expectations regarding the potential therapeutic benefits and safety profile of our product candidates, including naporafenib, ERAS-007, ERAS-601, and ERAS-801; the planned advancement of our development pipeline, including the anticipated timing of the first patient dosing in the SEACRAFT-2 trial, the anticipated timing of data readouts for the SEACRAFT-1, HERKULES-3, FLAGSHP-1, and THUNDERBBOLT-1 trials, and other upcoming development milestones; and our expectation that our current cash, cash equivalents, and marketable securities will fund our operations into the second half of 2025. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our approach to the discovery and development of product candidates based on our singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; potential delays in the commencement, enrollment, data readouts, and completion of clinical trials and preclinical studies; our dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; results from preclinical studies or early clinical trials not necessarily being predictive of future results; preliminary results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data become available; we have not completed any clinical trials of naporafenib and are reliant on data generated by Novartis in prior clinical trials conducted by it; our planned SEACRAFT trials may not support the registration of naporafenib; our assumptions around which programs may have a higher probability of success may not be accurate, and we may expend our limited resources to pursue a particular product candidate and/or indication and fail to capitalize on product candidates or indications with greater development or commercial potential; regulatory developments in the United States and foreign countries; our ability to obtain and maintain intellectual property protection for our product candidates and maintain our rights under intellectual property licenses; the impact of global geopolitical events and war on our business; our ability to fund our operating plans with our current cash, cash equivalents, and marketable securities; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ending December 31, 2022, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Erasca, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	September 30,	December 31,
	2023	2022
Balance Sheet Data:
Cash, cash equivalents, and marketable securities	$343,559	$435,620
Working capital	279,236	395,806
Total assets	419,406	514,909
Accumulated deficit	(576,312)	(480,971)
Total stockholders’ equity	338,975	411,853

Erasca, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Operating expenses:
Research and development	$25,213	$28,184	$79,016	$83,101
In-process research and development	—	—	—	2,000
General and administrative	9,445	8,778	28,637	24,271
Total operating expenses	34,658	36,962	107,653	109,372
Loss from operations	(34,658)	(36,962)	(107,653)	(109,372)
Other income (expense)
Interest income	4,346	1,522	12,474	2,024
Other expense	(49)	(49)	(162)	(207)
Total other income (expense), net	4,297	1,473	12,312	1,817
Net loss	$(30,361)	$(35,489)	$(95,341)	$(107,555)
Net loss per share, basic and diluted	$(0.20)	$(0.29)	$(0.64)	$(0.90)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	150,450,201	120,798,322	150,000,613	120,166,023
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities, net	218	(156)	466	(1,217)
Comprehensive loss	$(30,143)	$(35,645)	$(94,875)	$(108,772)

MEKINIST® is a registered trademark owned by or licensed to Novartis AG, its subsidiaries, or affiliates.

BRAFTOVI® is a registered trademark owned by or licensed to Pfizer Inc., its subsidiaries, or affiliates.

ERBITUX® is a registered trademark owned by or licensed to Eli Lilly and Company, its subsidiaries, or affiliates.

Contact:
Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

Source: Erasca, Inc.